Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Spreadtrum Communications, Inc. of our report dated April 6, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Spreadtrum Communications, Inc.’s Form 20-F for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

November 22, 2011